Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2008, relating to the consolidated financial statements and schedule of Energy Recovery, Inc., which appears in Energy Recovery, Inc.’s prospectus dated July 1, 2008, filed pursuant to Rule 424(b).
/s/ BDO Seidman, LLP
San Jose, California
July 1, 2008